Exhibit 32.2
Certification of Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2009 (the “Report”) of United States 12 Month Natural Gas Fund, LP (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Howard Mah, the Chief Financial Officer of United States Commodity Funds LLC, General Partner of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 30, 2010	By:	/s/ Howard Mah
	Name: Title:	Howard Mah Chief Financial Officer United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP